Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Record Third Quarter EBITDA on Service Revenue
Growth of 22% and Strong Gross Margin Expansion

●	Consolidated revenue of $50.9 million, up 15.5% versus prior year

●	Service segment organic revenue grew 10.2% and gross margin expanded 180 basis points to 29.7%

●	Consolidated EBITDA of $5.5 million, an increase of 20% versus prior year

ROCHESTER, NY, February 1, 2022 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter and nine-month period ended December 25, 2021 (the “third quarter”) of fiscal year 2022, which ends March 26, 2022 (“fiscal 2022”). Results include the previously reported acquisitions of BioTek Services, Inc. (“BioTek”) effective December 16, 2020, Upstate Metrology (“Upstate”) effective April 29, 2021 and Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management), (“NEXA”) effective August 31, 2021.

“Our excellent third quarter results were driven by continued strong performance from our Service business.” commented Lee D. Rudow, President and CEO. “Service revenue grew 22% as robust demand in our highly regulated end markets drove 10.2% organic growth and was supplemented by 12% growth from acquisitions. Gross margin expanded 180 basis points to a third quarter record of 29.7% and was driven by operating leverage on our fixed costs from the strong organic growth and accretive gross margins from recent acquisitions.”

“Our Distribution segment revenue grew 7.2%, modestly below our expectations, as vendor lead times extended further toward the end of the calendar year. However, orders remained strong and we enter our fiscal fourth quarter with a record $9 million in backlog, up $3.3 million from prior year. Overall, our Service segment performance drove third quarter consolidated adjusted EBITDA of $5.5 million, an increase of 20% from the prior year.”

Mr. Rudow added, “Acquisitions continue to be an important part of our growth strategy. We are pleased with how the program has performed and the level of activity in our current pipeline. Our recent acquisitions enhance our long-term growth potential and have added unique capabilities, extended our geographic reach and increased our available market. The pipettes businesses we have acquired over the last two years, pipettes.com and Biotek, have created a powerful platform for growth and have exceeded our original expectations. NEXA, which has also performed well, is a natural complement to our core calibration offerings and expands our reach into Ireland and the attractive market for asset management services. Additionally, in late December, we announced the acquisition of Tangent Labs, which gives us new local presence in Indiana, an attractive life sciences market, and Huntsville, Alabama, which has a large aerospace and defense market.”

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

Third Quarter Fiscal 2022 Review (Results are compared with the third quarter of the fiscal year ended March 27, 2021 (“fiscal 2021”))

($ in thousands)			Change
	FY22 Q3	FY21 Q3	$'s	%
Service Revenue	$30,237	$24,776	$5,461	22.0%
Distribution Sales	20,665	19,286	1,379	7.2%
Revenue	$50,902	$44,062	$6,840	15.5%
Gross Profit	$13,636	$11,245	$2,391	21.3%
Gross Margin	26.8%	25.5%

Operating Income	$2,361	$2,519	$(158)	(6.3%	)
Operating Margin	4.6%	5.7%

Net Income	$1,629	$1,761	$(132)	(7.5%	)
Net Margin	3.2%	4.0%

Adjusted EBITDA*	$5,466	$4,562	$904	19.8%
Adjusted EBITDA* Margin	10.7%	10.4%

*	See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Consolidated revenue was $50.9 million, an increase of 15.5%. Consolidated gross profit was $13.6 million, an increase of $2.4 million, or 21.3%, and gross margin expanded 130 basis points to 26.8% due to strong operational performance in the Service segment. Operating expenses increased $2.5 million, or 29.2%, driven by incremental expenses from acquired businesses, increases in employee and stock compensation costs and investments in technology. Adjusted EBITDA was $5.5 million and increased by 19.8%. Net income per diluted share decreased to $0.21 from $0.23.

Service segment achieved strong revenue growth and gross margin expansion

Represents the accredited calibration, repair, inspection and laboratory instrument services business (59.4% of total revenue for the third quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q3	FY21 Q3	$'s	%
Service Segment Revenue	$30,237	$24,776	$5,461	22.0%
Gross Profit	$8,983	$6,915	$2,068	29.9%
Gross Margin	29.7%	27.9%

Operating Income	$1,661	$1,956	$(295)	(15.1%	)
Operating Margin	5.5%	7.9%

Adjusted EBITDA*	$4,088	$3,446	$642	18.6%
Adjusted EBITDA* Margin	13.5%	13.9%

*	See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 22.0% to $30.2 million and included $2.9 million of incremental revenue from acquisitions. Organic revenue growth was 10.2% and was driven by strong end market demand and continued market share gains.

The segment gross margin increased by 180 basis points due to operating leverage on our fixed costs and accretive gross margins from recent acquisitions.

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

Distribution shows revenue increases

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (40.6% of total revenue for the third quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q3	FY21 Q3	$'s	%
Distribution Segment Sales	$20,665	$19.286	$1,379	7.2%
Gross Profit	$4,653	$4.330	$323	7.5%
Gross Margin	22.5%	22.5%

Operating Income	$700	$563	$137	24.3%
Operating Margin	3.4%	2.9%

Adjusted EBITDA*	$1,378	$1,116	$262	23.5%
Adjusted EBITDA* Margin	6.7%	5.8%

*	See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 7.2% on improved market conditions and an easier comparison to the prior year period, which was impacted by the COVID-19 pandemic. Distribution segment gross margins were flat compared to prior year.

Nine Month Review (Results are compared with the first nine months of fiscal 2021)

Total revenue was $149.1 million, an increase of 19.7%. Consolidated gross profit was up $9.6 million, or 29.9%, and gross margin expanded to 28.0% or 220 basis points. Consolidated operating expenses increased $6.6 million, or 25.6%, driven by incremental expenses from acquired businesses, increases in employee and stock compensation costs, investments in technology and one-time transaction expenses related to acquisitions that closed in the fiscal year. As a result, consolidated operating income was $9.6 million compared with $6.6 million in last fiscal year’s period.

Net income was $8.3 million, or $1.10 per diluted share, compared with $4.6 million, or $0.61 per diluted share. Adjusted EBITDA was $18.7 million, an increase of 40.5% compared to prior year. See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Balance Sheet Highlights

At December 25, 2021, the Company had $48.3 million available for borrowing under its secured revolving credit facility. Total debt of $40.8 million was up $21.2 million from fiscal 2021 year-end. The Company’s leverage ratio, as defined in the credit agreement, was 1.47 at December 25, 2021, compared with 0.94 at March 27, 2021.

Outlook

Mr. Rudow concluded, “We are incredibly proud of our dedicated team, which has successfully executed through the challenges of the COVID-19 pandemic and consistently delivered excellent results. We have a strong balance sheet, sustainable Service segment gross margins and an active M&A pipeline. We are confident that the strength of our unique and enhanced value proposition and our new customer pipeline positions us well for continued strong organic growth.

“For the fourth quarter of fiscal 2022, which is historically the strongest quarter of our fiscal year due to the seasonality of our Service business, we expect Service revenue growth to be in the high-teens. We expect Service gross margin to be in the range of 35% as we benefit from a seasonally higher level of volume.

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

Distribution revenue is expected to grow high single-digits in the fourth quarter. Total operating expenses are expected to increase approximately $0.5 million sequentially from the third quarter and will include expenses associated with our recent acquisition of Tangent Labs.”

Transcat expects its income tax rate for fiscal 2022 to range between 14% to 15%, unchanged from previous expectations.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, February 2, 2022 at 11:00 a.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Wednesday, February 9, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13726586, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, non-cash loss on sale of building and acquisition related transaction expenses), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 22 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada and Ireland, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Mark A. Doheny, Chief Financial Officer
Phone: (585) 866-1969
Email: mark.doheny@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Service Revenue	$30,237	$24,776	$87,338	$72,297
Distribution Sales	20,665	19,286	61,741	52,276
Total Revenue	50,902	44,062	149,079	124,573

Cost of Service Revenue	21,254	17,861	59,891	51,413
Cost of Distribution Sales	16,012	14,956	47,421	41,012
Total Cost of Revenue	37,266	32,817	107,312	92,425

Gross Profit	13,636	11,245	41,767	32,148

Selling, Marketing and Warehouse
Expenses	5,051	4,675	15,022	13,040
General and Administrative Expenses	6,224	4,051	17,117	12,547
Total Operating Expenses	11,275	8,726	32,139	25,587

Operating Income	2,361	2,519	9,628	6,561

Interest and Other Expense, net	136	219	581	779

Income Before Income Taxes	2,225	2,300	9,047	5,782
Provision for Income Taxes	596	539	715	1,199

Net Income	$1,629	$1,761	$8,332	$4,583

Basic Earnings Per Share	$0.22	$0.24	$1.11	$0.62
Average Shares Outstanding	7,519	7,437	7,487	7,415

Diluted Earnings Per Share	$0.21	$0.23	$1.10	$0.61
Average Shares Outstanding	7,653	7,580	7,599	7,532

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 25,	March 27,
	2021	2021
ASSETS
Current Assets:
Cash	$2,779	$560
Accounts Receivable, less allowance for doubtful accounts of $505
and $526 as of December 25, 2021 and March 27, 2021, respectively	34,702	33,950
Other Receivables	628	428
Inventory, net	13,868	11,636
Prepaid Expenses and Other Current Assets	5,572	2,354
Total Current Assets	57,549	48,928
Property and Equipment, net	23,781	22,203
Goodwill	59,133	43,272
Intangible Assets, net	11,503	7,513
Right To Use Asset, net	8,738	9,392
Other Assets	896	808
Total Assets	$161,600	$132,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,965	$12,276
Accrued Compensation and Other Liabilities	9,514	10,417
Income Taxes Payable	-	382
Current Portion of Long-Term Debt	2,140	2,067
Total Current Liabilities	24,619	25,142
Long-Term Debt	38,616	17,494
Deferred Tax Liabilities	4,912	3,201
Lease Liabilities	7,123	7,958
Other Liabilities	3,432	3,243
Total Liabilities	78,702	57,038

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,520,719 and 7,458,251 shares issued and outstanding
as of December 25, 2021 and March 27, 2021, respectively	3,760	3,729
Capital in Excess of Par Value	23,452	19,287
Accumulated Other Comprehensive Loss	(717)	(451)
Retained Earnings	56,403	52,513
Total Shareholders' Equity	82,898	75,078
Total Liabilities and Shareholders' Equity	$161,600	$132,116

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the Nine Months Ended
	December 25,	December 26,
	2021	2020
Cash Flows from Operating Activities:
Net Income	$8,332	$4,583
Adjustments to Reconcile Net Income to Net Cash Provided
by Operating Activities:
Net Loss on Disposal of Property and Equipment	113	65
Deferred Income Taxes	5	75
Depreciation and Amortization	6,899	5,596
Provision for Accounts Receivable and Inventory Reserves	417	699
Stock-Based Compensation	1,681	875
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	1,185	902
Inventory	(1,794)	2,072
Prepaid Expenses and Other Assets	(3,280)	(678)
Accounts Payable	689	(2,103)
Accrued Compensation and Other Liabilities	(1,470)	3,391
Income Taxes Payable	(399)	170
Net Cash Provided by Operating Activities	12,378	15,647

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(5,861)	(4,295)
Proceeds from Sale of Property and Equipment	12	-
Business Acquisitions, net of cash acquired	(20,910)	(3,447)
Net Cash Used in Investing Activities	(26,759)	(7,742)

Cash Flows from Financing Activities:
Proceeds from (Repayments of) Revolving Credit Facility, net	22,760	(4,504)
Repayments of Term Loan	(1,565)	(1,477)
Issuance of Common Stock	1,354	649
Repurchase of Common Stock	(5,649)	(1,287)
Net Cash Provided by (Used in) Financing Activities	16,900	(6,619)

Effect of Exchange Rate Changes on Cash	(300)	(751)

Net Increase in Cash	2,219	535
Cash at Beginning of Period	560	499
Cash at End of Period	$2,779	$1,034

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629		$8,332
+ Interest Expense	189	169	194		552
+ Other Expense / (Income)	6	81	(58)		29
+ Tax Provision	(194)	313	596		715
Operating Income	$3,689	$3,578	$2,361		$9,628
+ Depreciation & Amortization	1,990	2,141	2,368		6,499
+ Transaction Expense	-	821	55		876
+ Other (Expense) / Income	(6)	(81)	58		(29)
+ Noncash Stock Compensation	437	620	624		1,681
Adjusted EBITDA	$6,110	$7,079	$5,466		$18,655

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661		$7,282
+ Depreciation & Amortization	1,488	1,634	1,861		4,983
+ Transaction Expense	-	821	55		876
+ Other (Expense) / Income	(2)	(56)	36		(22)
+ Noncash Stock Compensation	261	414	475		1,150
Service Adjusted EBITDA	$4,721	$5,460	$4,088		$14,269

Distribution Operating Income	$715	$931	$700		$2,346
+ Depreciation & Amortization	502	507	507		1,516
+ Other (Expense) / Income	(4)	(25)	22		(7)
+ Noncash Stock Compensation	176	206	149		531
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378		$4,386

	Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761	$3.208	$7,791
+ Interest Expense	224	233	203	190	850
+ Other Expense / (Income)	19	84	16	122	241
+ Tax Provision	(77)	737	539	992	2,191
Operating Income	$964	$3,078	$2,519	$4.512	$11,073
+ Depreciation & Amortization	1,871	1,864	1,861	1,984	7,580
+ Restructuring Expense	360	-	-	290	650
+ Other (Expense) / Income	(19)	(85)	(15)	(122)	(241)
+ Noncash Stock Compensation	312	366	197	638	1,513
Adjusted EBITDA	$3,488	$5,223	$4,562	$7,302	$20,575

Segment Breakdown

Service Operating Income	$1,129	$2,977	$1,956	$4,379	$10,441
+ Depreciation & Amortization	1,394	1,359	1,372	1,472	5,597
+ Restructuring Expense	193	-	-	156	349
+ Other (Expense) / Income	(15)	(57)	(8)	(82)	(162)
+ Noncash Stock Compensation	162	196	126	351	835
Service Adjusted EBITDA	$2,863	$4,475	$3,446	$6,276	$17,060

Distribution Operating Income	$(165)	$101	$563	$133	$632
+ Depreciation & Amortization	477	505	489	512	1,983
+ Restructuring Expense	167	-	-	134	301
+ Other (Expense) / Income	(4)	(28)	(7)	(40)	(79)
+ Noncash Stock Compensation	150	170	71	287	678
Distribution Adjusted EBITDA	$625	$748	$1,116	$1,026	$3,515

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2022 Q3	FY 2021 Q3	$'s	%
Service Revenue	$30,237	$24,776	$5,461	22.0%
Cost of Service Revenue	21,254	17,861	3,393	19.0%
Gross Profit	$8,983	$6,915	$2,068	29.9%
Gross Margin	29.7%	27.9%

Selling, Marketing & Warehouse Expenses	$3,007	$2,527	$480	19.0%
General and Administrative Expenses	4,315	2,432	1,883	77.4%
Operating Income	$1,661	$1,956	$(295)	(15.1%	)
% of Revenue	5.5%	7.9%
			Change
DISTRIBUTION	FY 2022 Q3	FY 2021 Q3	$'s	%
Distribution Sales	$20,665	$19,286	$1,379	7.2%
Cost of Distribution Sales	16,012	14,956	1,056	7.1%
Gross Profit	$4,653	$4,330	$323	7.5%
Gross Margin	22.5%	22.5%

Selling, Marketing & Warehouse Expenses	$2,044	$2,148	$(104)	(4.8%	)
General and Administrative Expenses	1,909	1,619	290	17.9%
Operating Income	$700	$563	$137	24.3%
% of Sales	3.4%	2.9%
			Change
TOTAL	FY 2022 Q3	FY 2021 Q3	$'s	%
Total Revenue	$50,902	$44,062	$6,840	15.5%
Total Cost of Revenue	37,266	32,817	4,449	13.6%
Gross Profit	$13,636	$11,245	$2,391	21.3%
Gross Margin	26.8%	25.5%

Selling, Marketing & Warehouse Expenses	$5,051	$4,675	$376	8.0%
General and Administrative Expenses	6,224	4,051	2,173	53.6%
Operating Income	$2,361	$2,519	$(158)	(6.3%	)
% of Revenue	4.6%	5.7%

Transcat Reports Record Third Quarter EBITDA on Service Revenue Growth of 22% and Strong Gross Margin Expansion
February 1, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2022	FY 2021
SERVICE	YTD	YTD	$'s	%
Service Revenue	$87,338	$72,297	$15,041	20.8%
Cost of Service Revenue	59,891	51,413	8,478	16.5%
Gross Profit	$27,447	$20,884	$6,563	31.4%
Gross Margin	31.4%	28.9%

Selling, Marketing & Warehouse Expenses	$8,557	$7,302	$1,255	17.2%
General and Administrative Expenses	11,608	7,520	4,088	54.4%
Operating Income	$7,282	$6,062	$1,220	20.1%
% of Revenue	8.3%	8.4%
			Change
	FY 2022	FY 2021
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$61,741	$52,276	$9,465	18.1%
Cost of Distribution Sales	47,421	41,012	6,409	15.6%
Gross Profit	$14,320	$11,264	$3,056	27.1%
Gross Margin	23.2%	21.5%

Selling, Marketing & Warehouse Expenses	$6,465	$5,738	$727	12.7%
General and Administrative Expenses	5,509	5,027	482	9.6%
Operating Income	$2,346	$499	$1,847	370.1%
% of Sales	3.8%	1.0%
			Change
	FY 2022	FY 2021
TOTAL	YTD	YTD	$'s	%
Total Revenue	$149,079	$124,573	$24,506	19.7%
Total Cost of Revenue	107,312	92,425	14,887	16.1%
Gross Profit	$41,767	$32,148	$9,619	29.9%
Gross Margin	28.0%	25.8%

Selling, Marketing & Warehouse Expenses	$15,022	$13,040	$1,982	15.2%
General and Administrative Expenses	17,117	12,547	4,570	36.4%
Operating Income	$9,628	$6,561	$3,067	46.7%
% of Revenue	6.5%	5.3%